SUB-ITEM 77 Q1(e)


WESTERN ASSET SHORT TERM YIELD FUND

Below, please find incorporated by reference the management agreement and subadvisory agreement for the Registrant.

Management Agreement between the Registrant, on behalf of Western Asset Short Term Yield Fund, and Legg Mason Partners Fund Advisor, LLC ("LMPFA") filed on June 14, 2011 (Accession Number 0001193125-11-164910) with the Registrant's Registration Statement on Form N-1A (File Nos. 811-04254 and 002-96408) and incorporated by reference.

Subadvisory Agreement between LMPFA and Western Asset Management Company ("Western Asset") filed on June 14, 2011(Accession Number 0001193125-11-164910) with the Registrant's Registration Statement on Form N-1A (File Nos. 811-04254 and 002-96408) and incorporated by reference


WESTERN ASSET ULTRA SHORT OBLIGATIONS FUND

Below, please find incorporated by reference the management agreement and subadvisory agreement for the Registrant.

Form of Management Agreement between the Registrant, on behalf of Western Asset Ultra Short Obligations Fund, and Legg Mason Partners Fund Advisor, LLC ("LMPFA") filed on July 19, 2013 (Accession Number: 0001193125-13-295185) with the Registrant's Registration Statement on Form N-1A (File Nos. 811-0425 and 002-96408) and incorporated by reference.

Form of Subadvisory Agreement between LMPFA and Western Asset Management Company, with respect to Western Asset Ultra Short Obligations Fund filed on on July 19, 2013 (Accession Number: 0001193125-13-295185) with the Registrant's Registration Statement on Form N-1A (File Nos. 811-0425 and 002-96408) and incorporated by reference.